Exhibit 3.13
State of Delaware
Secretary of State
Division of Corporations
Delivered 09:17 PM 02/27/2009
FILED 09:17 PM 02/27/2009
SRV 090222750 — 4661894 FILE
STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
COMMUNITY CONNECT, LLC
FIRST: The name of the limited liability company is Community Connect, LLC (the “Company”)
SECOND: The address, including street, number, city, and county, of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808; and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of February, 2009.

/s/ Deborah Hawkins
Name: Deborah Hawkins
Authorized Person

COMMUNITY CONNECT, LLC
5900 Princess Garden Parkway
7th Floor
Lanham, Maryland 20706
CONSENT TO USE OF NAME
     COMMUNITY CONNECT, INC., a corporation organized under the laws of the State of Delaware, hereby consents to the organization of COMMUNITY CONNECT, LLC in the State of Delaware.
     IN WITNESS WHEREOF, the said corporation has caused this consent to be executed by its Vice President this 27th day of February, 2009.

COMMUNITY CONNECT, INC.
By:	/s/ Linda J. Vilardo
	Name:	Linda J. Vilardo
	Title:	Vice President